Exhibit 4.34

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into by and between the following parties on June 3, 2024, in Beijing:

(1) Beijing Shuidi Technology Group Co., Ltd. (the “Lender”), a wholly foreign-owned enterprise established and existing under the laws of the People’s Republic of China (“China”), with its registered address at Room 201, 2nd Floor, Building C, No. 2 Lize Zhonger Road, Chaoyang District, Beijing; and

(2) Shen Peng (the “Borrower”), a Chinese citizen with ID No. [***].

The Lender and the Borrower are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

Whereas:

1. The Lender is a wholly foreign-owned enterprise duly incorporated under Chinese law;

2. As of the execution date of this Agreement, the Borrower holds 100% of the equity interests (corresponding to the registered capital of RMB 1,000,000) in Beijing Shuidi Hubao Technology Co., Ltd. (the “Borrower Company”). All equity interests held by the Borrower in the Borrower Company, now or in the future, are collectively referred to as the “Borrower Equity”;

3. The Lender confirms its agreement to provide the Borrower with a loan in the amount of RMB 35,000,000 (say: Thirty-Five Million Renminbi) (the “Loan”) for the purposes specified herein.

Through amicable negotiations, the Parties hereby agree as follows:

1. Loan

1.1 Subject to the terms herein, the Lender agrees to provide the Borrower with a Loan of RMB 35,000,000. The Loan term shall commence on the effective date of this Agreement and continue until the Lender exercises its exclusive purchase right under the Exclusive Option Agreement (the “Exclusive Purchase Agreement”) executed by the Lender, the Borrower, and the Borrower Company on November 2, 2018. The Borrower shall not prepay the Loan without the Lender’s prior consent. The Loan term shall accelerate, and the Borrower must immediately repay the principal (and any interest) under the following circumstances:

1.1.1 Upon expiration of 30 days after the Borrower receives a written repayment notice from the Lender;

1.1.2 The Borrower’s death, incapacity, or limited civil capacity;

1.1.3 Bankruptcy, dissolution, or liquidation of the Borrower Company;

1.1.4 The Borrower ceases to hold the Borrower Equity or materially breaches this Agreement;

1.1.5 The Borrower engages in criminal activities;

1.1.6 Foreign entities are permitted under Chinese law to hold a controlling or wholly-owned stake in the Borrower Company’s principal business, and the Lender decides to exercise its exclusive purchase right under the Exclusive Purchase Agreement.

1.2 The Borrower shall not assign this Agreement without the Lender’s prior written approval.

1.3 The Lender shall transfer the full Loan amount to the Borrower’s designated account within 30 days of receiving the Borrower’s written request. Upon receipt, the Borrower shall issue a confirmation of receipt (as per Attachment I). The Loan is exclusively for the Borrower and not transferable to heirs or assignees.

1.4 The Borrower agrees to use the Loan solely for subscribing to the Borrower Company’s registered capital of RMB 35,000,000, unless otherwise approved in writing by the Lender.

1.5 The Parties agree that repayment shall be made through the transfer of the Borrower Equity to the Lender or its designee under the Exclusive Purchase Agreement. Proceeds from such transfer shall first repay the Loan.

1.6 The Lender may, at its discretion, purchase all or part of the Borrower Equity at the price specified in the Exclusive Purchase Agreement.

1.7 If the transfer price of the Borrower Equity equals or is less than the Loan principal, the Loan shall be interest-free. If the price exceeds the principal, the excess shall be deemed interest payable to the Lender.

2. Representations and Warranties

2.1 The Lender represents and warrants that:

2.1.1 It is duly incorporated and validly existing under the PRC law;

2.1.2 It has full authority to execute and perform this Agreement;

2.1.3 This Agreement constitutes its legal, valid, and binding obligation.

2.2 The Borrower represents and warrants that:

2.2.1 He has full authority to execute and perform this Agreement;

2.2.2 This Agreement constitutes his legal, valid, and binding obligation;

2.2.3 There are no pending or threatened legal proceedings against him.

3. Borrower’s Covenants

3.1 The Borrower shall ensure the Borrower Company:

3.1.1 Complies with the Exclusive Purchase Agreement and the Exclusive Business Cooperation Agreement dated November 2, 2018;

3.1.2 Executes additional agreements as requested by the Lender;

3.1.3 Provides operational and financial information to the Lender;

3.1.4 Notifies the Lender of any material litigation;

3.1.5 Appoints directors designated by the Lender.

3.2 The Borrower further covenants to:

3.2.1 Maintain the Borrower Company’s principal business;

3.2.2 Comply with this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement, and the Exclusive Purchase Agreement;

3.2.3 Not dispose of the Borrower Equity without the Lender’s consent;

3.2.4 Not approve mergers, acquisitions, or investments without the Lender’s consent;

3.2.5 Transfer the Borrower Equity unconditionally upon the Lender’s request;

3.2.6 Use proceeds from equity transfers to repay the Loan.

4. Default

4.1 Material breach by the Borrower entitles the Lender to terminate this Agreement and claim damages.

4.2 The Borrower may not terminate this Agreement unilaterally.

4.3 Late payments shall incur a daily interest of 0.01% until full repayment.

5. Notices

5.1 Notices shall be delivered via hand, registered mail, courier, fax, or email. Effective dates:

5.1.1 Hand-delivered or mailed notices: date of dispatch;

5.1.2 Fax notices: date of successful transmission.

5.2 Contact details:

To the Lender:

Address: Building C, No. 2 Lize Zhonger Road, Chaoyang District, Beijing

Recipient: [***]

Tel: [***]

Email: [***]

To the Borrower:

Address: Building C, No. 2 Lize Zhonger Road, Chaoyang District, Beijing

Recipient: [***]

Tel: [***]

Email: [***]

6. Confidentiality

The Parties shall keep all information related to this Agreement confidential, except for disclosures required by law, regulations, or court orders.

7. Governing Law and Dispute Resolution

7.1 This Agreement is governed by the PRC law.

7.2 Disputes shall be resolved through arbitration by the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing.

8. Miscellaneous

8.1 This Agreement becomes effective upon execution and terminates upon full performance.

8.2 This Agreement is executed in Chinese in duplicate, with each Party holding one original.

8.3 Amendments require written consent.

8.4 Severability applies to invalid provisions.

8.5 Attachments form integral parts of this Agreement.

8.6 Clauses on Default, Confidentiality, Dispute Resolution, and this Section 8.6 survive termination.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives on the date first above written.

Lender:	Beijing Shuidi Technology Group Co., Ltd. (Seal)

Signature:	/s/Shen Peng

Name:	Shen Peng

Position:	Legal Representative

Borrower:

Shen Peng

Signature:	/s/Shen Peng

Attachment I: Receipt Confirmation